As filed with the United States Securities and Exchange Commission on December 7, 2005

Registration No. 333-67960

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MACROMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3155026
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

601 Townsend Street
San Francisco, California  94103
(Address of principal executive offices)

Macromedia, Inc. 1992 Equity Incentive Plan
Macromedia, Inc. 1993 Directors Stock Option Plan

(Full Title of the Plans)

Murray J. Demo
Chief Financial Officer and Treasurer
Macromedia, Inc.
c/o Adobe Systems Incorporated
345 Park Avenue
San Jose, California  95110
(408) 536-6000
(Name, Address and Telephone Number of Agent For Service)

Copies to:

Stuart Fagin, Esq.
Adobe Systems Incorporated
345 Park Avenue
San Jose, California  95110
(408) 536-6000

DEREGISTRATION OF SECURITIES

The Registration Statement on Form S-8 (Registration No. 333-67960) of Macromedia, Inc., a Delaware corporation (“Macromedia”), pertaining to the registration of 2,370,000 shares of Macromedia common stock, par value $0.001 per share (the “Registration Statement”), to which this Post-Effective Amendment No. 1 relates, was filed with the United States Securities and Exchange Commission on August 20, 2001.

On December 3, 2005, pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of April 17, 2005, by and among Adobe Systems Incorporated (“Adobe”), Avner Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Adobe (“Merger Sub”), and Macromedia, Macromedia merged with and into Merger Sub, with Macromedia surviving the Merger as a wholly owned subsidiary of Adobe (the “Merger”).

By filing this Post-Effective Amendment No. 1 to the Registration Statement, Macromedia hereby deregisters all securities that were previously registered and have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 7th day of December, 2005.

MACROMEDIA, INC.

By:	/s/ MURRAY J. DEMO
Murray J. Demo
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following person in the capacity and on the date indicated.

Signature		Title	Date

/s/	BRUCE R. CHIZEN	Director and President	December 7, 2005
Bruce R. Chizen

/s/	MURRAY J. DEMO	Director, Chief Financial Officer and	December 7, 2005
	Murray J. Demo	Treasurer

/s/	KAREN O. COTTLE	Director and Secretary	December 7, 2005
Karen O. Cottle